EXHIBIT 10(b)

Release Agreement

This Release Agreement (this "Release Agreement") dated as of December 5, 2012 (the "Effective Date") is entered into by Stephen J. Schnoor (the "Executive") for the benefit of Harsco Corporation, a Delaware corporation (the "Company").

In consideration of the payments described in Subsections 2.a., 2.b., and 2.e. of the Separation Agreement (the "Separation Agreement") dated as of December 5, 2012 by and between the Company and the Executive and other good and valuable consideration, which are given to the Executive specifically in exchange for this release as a result of negotiations between the Company and the Executive, the Executive, on behalf of himself, his heirs, successors and assigns, hereby releases and discharges the Company, its subsidiaries, its and their employee benefit plans, its and their current or former directors, officers, executives, agents, insurers, attorneys, consultants, and auditors, and any and each of their successors and assigns and predecessors ("Company Released Parties"), from any and all claims, charges, causes of action and damages (including attorneys' fees and costs actually incurred) ("Claims"), known and unknown, including those Claims related in any way to the Executive's employment with the Company or any of its subsidiaries, or the termination of his employment relationship or positions as an officer of the Company, arising on or prior to the Effective Date.  The waivers in this Release Agreement shall not waive the Executive's rights respecting (i) the Company's obligations under the Separation Agreement; (ii) the Executive's right to receive COBRA continuation coverage in accordance with applicable law; and (iii) claims for benefits under any health, disability, retirement, life insurance or other, similar employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) of the Company.

For the purposes of implementing a full and complete release and discharge of the Company Released Parties, the Executive expressly acknowledges that this Release Agreement is intended to include in its affect, without limitation, all Claims which he does not know or suspect to exist in his favor at the time he signs this Release Agreement, and that this Release Agreement is intended to fully and finally resolve any such Claim or Claims.

This release specifically includes, but is not limited to, rights and claims under the local, state or federal laws prohibiting discrimination in employment, including the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Pennsylvania Human Relations Act, ERISA (except as otherwise stated herein), the Executive protection provisions of the Federal Deposit Insurance Act (12 U.S.C. § 1831j), Title VII of the Civil Rights Act of 1964, the Sarbanes Oxley Act of 2002, as well as any other state or federal laws or common law theories relating to discrimination in employment, the termination of employment, or personal injury, including without limitation all claims for wrongful discharge, breach of contract, breach of an implied covenant of good faith and fair dealing, intentional infliction of emotional distress, tortious interference with contract or prospective economic advantage, defamation, loss of consortium, infliction of emotional distress; or any claim for any compensation, including, but not limited to additional compensation, back pay, front pay, or benefits (other than as provided for in the Separation Agreement), severance, reinstatement, or any other form of economic loss; and all claims for personal injury, including, but not limited to: mental anguish, emotional distress, pain and suffering, humiliation, and damage to name or reputation; and all claims for liquidated damages and punitive damages and all claims for counsel fees and costs.

The Executive represents that he has not filed any Claim that was released in this Release Agreement against the Company Released Parties with any court or government agency, and that he will not, to the extent allowed by applicable law, do so at any time in the future; provided, however, that the covenants contained in herein will not prevent the Executive from filing a claim to enforce the terms of the Separation Agreement or any other Claim not released hereunder.  If any government agency brings any claim or conducts any investigation against the Company, nothing in this Release Agreement shall prevent the Executive from cooperating in such proceedings.

Executive represents that he has read carefully and fully understands the terms of this Release Agreement, and that Executive has been advised to consult with an attorney and has had the opportunity to consult with an attorney prior to signing this Agreement. Executive acknowledges that he is executing this Agreement voluntarily and knowingly and that he has not relied on any representations, promises or agreements of any kind made to Executive in connection with Executive's decision to accept the terms of this Agreement, other than those set forth in the Separation Agreement and this Release Agreement. Executive acknowledges that Executive has been given at least twenty-one (21) days to consider whether Executive wants to sign this Release Agreement and that the Age Discrimination in Employment Act gives Executive the right to revoke this Release Agreement within seven (7) days after it is signed, and Executive understands that he will not receive any payments not otherwise due him under this Agreement until such seven (7) day revocation period (the ""Revocation Period"") has passed and then, only if Executive has not revoked this Agreement. Executive may revoke the Agreement during the Revocation Period by providing written notice of the revocation to [Verona Dorch at the Company's Corporate office at 350 Poplar Church Road, Camp Hill, PA 17011]. Upon such revocation, this Agreement and subsections 2.a., 2.b., and 2.e. of the Separation Agreement shall be null and void and of no further force and effect. To the extent Executive has executed this Agreement within less than twenty-one (21) days after its delivery to Executive, Executive hereby acknowledges that his decision to execute this Release Agreement prior to the expiration of such twenty-one (21) day period was entirely voluntary.

The Executive understands and acknowledges the significance of this Release Agreement and acknowledges that this Release Agreement is voluntary and has not been given as a result of any coercion.  The Executive also acknowledges that he has been given full opportunity to review and negotiate the Separation Agreement and this Release Agreement, that he has been specifically advised to consult with legal counsel prior to signing it, that he has in fact carefully reviewed it with his attorney before signing it, and that he executes this Release Agreement only after full reflection and analysis.

Other than as to rights, claims and causes of action arising under the ADEA, the release of claims set forth in this Release Agreement shall be immediately effective upon execution by the Executive.

The Executive acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

The Executive acknowledges that the separation benefits he is receiving under Subsections 2.a., 2.b., and 2.e. under the Separation Agreement in connection with the release of claims set forth in this Release Agreement and his obligations under this Release Agreement are in addition to anything of value to which the Executive is entitled from the Company.

Each provision hereof is severable from this Release Agreement, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect.  If any provision of this Release Agreement is so broad, in scope, or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

This Release Agreement constitutes the complete agreement in respect of the subject matter hereof and shall supersede all prior agreements between the Company and the Executive in respect of the subject matter hereof except to the extent set forth herein.

The failure to enforce at any time any of the provisions of this Release Agreement or to require at any time performance by the Executive of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Release Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every such provision in accordance with the terms of this Release Agreement.

This Release Agreement shall be binding upon any and all successors and assigns of the Executive and the Company.

Except for issues or matters as to which federal law is applicable, this Release Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of law principles thereof.

IN WITNESS WHEREOF, the Executive has executed this Agreement as of the date set forth above.

/s/ Stephen J. Schnoor
Stephen J. Schnoor

______________________________

ACKNOWLEDGED Harsco Corporation

By: /s/ A. Verona Dorch
Name:  A. Verona Dorch
Title: General Counsel